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                                   EXHIBIT 99

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                 ATCHISON CASTING CORPORATION AND SUBSIDIARIES
                       VALUATION AND QUALIFYING ACCOUNTS
                                 (In Thousands)

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

                                           BALANCE AT                CHARGED TO                   BALANCE AT
                                           BEGINNING    BALANCE      COSTS AND                       END
                                           OF PERIOD    ACQUIRED     EXPENSES      DEDUCTIONS     OF PERIOD
                                           ----------   --------     ----------    ----------     ----------
Accounts Receivable Allowance
     Twelve Months ended June 30, 1997      $     306   $     39(a)  $      135    $      (99)    $      381

     Twelve Months ended June 30, 1998            381        311(a)         120          (304)           508

     Twelve Months ended June 30, 1999            508         21(a)         282          (220)           591

     Nine Months ended March 31, 2000             591          0            277          (371)           497

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(a) Represents reserves recorded in connection with various acquisitions